Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 333-91367 and 333-66622) pertaining to employee benefit plans, of BNS Co. of our report dated February 13, 2004, with respect to the consolidated financial statements of BNS Co. included in the Annual Report (Form 10-K) for the year ended December 31, 2003, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

ERNST & YOUNG LLP

Providence, Rhode Island

March 10, 2004